As filed with the Securities and Exchange Commission on November 17, 1995
                      Registration No. 33-
=========================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                    ________________________

             COMPUTER ASSOCIATES INTERNATIONAL, INC.
     (Exact name of Registrant as specified in its Charter)
                    ________________________

            Delaware                             13-2857434
 State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)             Identification No.)
                    ________________________

   One Computer Associates Plaza                 11788-7000
        Islandia, New York                       (Zip Code)
 (Address of principal executive offices)
                    ________________________

              COMPUTER ASSOCIATES INTERNATIONAL, INC.
                    1991 STOCK INCENTIVE PLAN

                    (Full title of the plan)

                    ________________________

            PETER A. SCHWARTZ, Senior Vice President
                               - Chief Financial Officer
             COMPUTER ASSOCIATES INTERNATIONAL, INC.
  One Computer Associates Plaza, Islandia, New York 11788-7000

             (Name and address of agent for service)
                         (516) 342-5224

  (Telephone number, including area code, of agent for service)
                    ________________________
                 CALCULATION OF REGISTRATION FEE
===========================================================================

                                        Proposed  Proposed
  Title of                              Maximum   Maximum
  Securities              Amount        Offering  Aggregate     Amount of
  to be                   to be         Price Per Offering      Registration
  Registered              Registered(1) Unit(2)   Price(2)      Fee
Common Stock,$.10 par     15,000,000    $53.375   $800,625,000  $160,125
value per share,together  shares
with the associated right
to purchase shares of
Series One Junior
Participating Preferred
Stock, Class A, without
par value.

===========================================================================

(1) Rights are attached to and trade with the Registrant's Common Stock and are issued for no additional consideration. The value attributable to Rights, if any, is reflected in the market price of the Common Stock. No additional registration fee is required.

(2) Estimated solely for the purposes of determining the amount of the registration fee in accordance with Rule 457(g) on the basis of the price at which stock of the same class sold on the New York Stock Exchange on November 15, 1995.


                        EXPLANATORY NOTE

     This Registration Statement relates to the amendment of the Computer Associates International, Inc. 1991 Stock Incentive Plan to increase the number of shares of common stock authorized to be issued thereunder from 15,000,000 to 30,000,000. The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-53572) (the "Prior Registration Statement") are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the Prior Registration Statement.

                            PART II


Item 3.   Incorporation of Documents by Reference.

          The documents listed in (a) through (c) below are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's annual report on Form 10-K for its fiscal year ended March 31, 1995, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act");

          (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

          (c) The description of the Registrant's common stock, par value $.10 per share, outlined in the Registrant's registration statement on Form 8-A filed under the Exchange Act, which in turn incorporates by reference the description in the Registrant's Registration Statement on Form S-1 (Registration No. 2-74618) filed under the Securities Act of 1933, as amended (the "Securities Act").


Item 5.   Interests of Named Experts and Counsel.

          Steven M. Woghin, who rendered the opinion as to the legality of the Registrant's common stock to be issued pursuant hereto, is employed by the Registrant as Senior Vice President and General Counsel. Mr. Woghin is the beneficial owner of 75 shares, and of options to purchase 3,075 shares, of Registrant's common stock.

Item 8.   Exhibits.

          See the Exhibits Index attached hereto.


Item 9.   Undertakings.

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)       To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     (3) To remove the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Islip, County of Suffolk and State of New York on the 17th day of November, 1995.

                         COMPUTER ASSOCIATES INTERNATIONAL, INC.



                         By: /s/Peter A. Schwartz
                            ------------------------
                              Peter A. Schwartz
                              Senior Vice President
                              Chief Financial Officer





                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles B. Wang and Peter A. Schwartz, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



        Name                   Title                       Date
-------------------    -----------------------        ---------------

/s/Charles B. Wang      Chairman of the Board         November 17, 1995
 (Charles B. Wang)   (Principal Executive Officer)



/s/Peter A. Schwartz   Senior Vice President-Chief    November 17, 1995
(Peter A. Schwartz)   Financial Officer (Principal
                        Financial and Accounting
                               Officer)


/s/Russel M. Artzt            Director                November 17, 1995
(Russell M. Artzt)


/s/Willem F.P. de Vogel       Director                November 17, 1995
(Willem F.P. de Vogel)


/s/Irving Goldstein           Director                November 17, 1995
(Irving Goldstein)


/s/Richard A. Grasso          Director                November 17, 1995
(Richard A. Grasso)


/s/Shirley Strum Kenny        Director                November 17, 1995
(Shirley Strum Kenny)


/s/Sanjay Kumar               Director                November 17, 1995
(Sanjay Kumar)


/s/Edward C. Lord             Director                November 17, 1995
(Edward C. Lord)


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



                           INDEX TO EXHIBITS

                                                       Exhibits to
Exhibit Number        Description                      This Report
--------------        -----------                       -----------
     4           Computer Associates International, Inc.
                 1991 Stock Incentive Plan (incorporated
                 by reference to Exhibit A to the
                 Registrant's definitive proxy statement
                 dated July 11, 1991 and to Exhibit 4(i)
                 to the Registrant's Annual Report on
                 Form 10-K for the fiscal year ended
                 March 31, 1994)

     5           Opinion of Steven M. Woghin, Esq.         Exhibit A
                 as to the legality of the shares
                 being offered

    23           Consents of Experts and Counsel           Exhibit B
    23.1         Consent of Ernst & Young LLP

    23.2         Consent of Steven M. Woghin, Esq.         Filed as
                 (contained                                Exhibit A
                 in his opinion in Exhibit 5)              hereto



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